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          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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                                   TRW INC.
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               (Name of Registrant as Specified in Its Charter)

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News Release                             TRW Inc.                    [TRW Logo]
                                         1900 Richmond Road
                                         Cleveland, OH 44124


For Immediate Release                        Contact
                                             Judy Wilkinson or Barrett Godsey
                                             Joele Frank, Wilkinson Brimmer
                                             Katcher
                                             212-355-4449

                                             Jay McCaffrey, TRW Media
                                             216-291-7179

                                             Ron Vargo, TRW Investors
                                             216-291-7506

TRW SIGNS CONFIDENTIALITY AGREEMENTS WITH SEVERAL INTERESTED PARTIES

Value Enhancement Plan And Exploration of Strategic Alternatives Are On Track

Cleveland, April 26, 2002 - TRW Inc. (NYSE: TRW) today announced that as part of its review of strategic alternatives, it has signed confidentiality agreements with several interested parties who will begin receiving information shortly. On April 17, 2002 TRW announced that, in addition to continuing the aggressive execution of its value enhancement plan, TRW's Board had authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value in excess of Northrop Grumman Corporation's (NYSE: NOC) unsolicited offer. As part of this process, TRW intends to begin sharing non-public information with interested parties executing confidentiality agreements. Northrop has been invited to participate in this process.

Philip A. Odeen, TRW's chairman, said, "We are pleased with the progress we are making in exploring our strategic alternatives and with the interest we have received in our company. We have signed several confidentiality agreements and are ready to begin due diligence. Simultaneously, we are moving forward with our value enhancement plan and have filed this week for a ruling from the Internal Revenue Service that the automotive spin-off is tax free to TRW and its shareholders. TRW shareholders can be assured that our Board and management are actively exploring all avenues to create value for TRW shareholders in excess of Northrop's offer."

TRW continues to urge shareholders to vote against Northrop's proposal at the May 3, 2002 Special Meeting of Shareholders and not tender their shares for exchange. For more information about how to vote, shareholders can call the TRW's proxy solicitor, Georgeson Shareholder Communications Inc. toll-free at
(866) 649-8030.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.


This press release contains certain "forward-looking statements" that TRW believes are within the meaning of the Private Securities Litigation Reform Act of 1995. The safe harbors intended to be created thereby are not available to statements made in connection with a tender offer and TRW is not aware of any judicial determination as to the applicability of such safe harbors to forward-looking statements made in proxy solicitation materials when there is a simultaneous tender offer. However, shareholders should be aware that the preparation of any such forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. Further, the Company's results could be affected by the ability to obtain new contract awards; the level of defense funding by the government and the termination of existing government contracts; pricing pressures from customers; moderation or decline in the automobile build rate; changes in consumer debt levels; work stoppages; unanticipated downturn in the financial condition of, or business relationships with customers or suppliers; the ability to reduce the level of outstanding debt from cash flow from operations and the proceeds from asset dispositions; a credit rating downgrade; increase in interest rates; customer recall and warranty claims; product liability and litigation issues; changes to the regulatory environment regarding automotive safety; the introduction of competing products or technology by competitors; the ability to attract and retain skilled employees with high-level technical competencies; the financial results of companies in which we have made technology investments; the availability of funding for research and development; economic, regulatory and political domestic and international conditions; fluctuations in currency exchange rates; and the impact of additional terrorist attacks, which could result in reduced automotive production, disruptions to the transportation system, or significant and prolonged disruption to air travel. In addition, there can be no assurance: (i) that an agreement relating to any investment in the Company, or relating to any sale or other distribution of all or a part of the Company's operating businesses will be reached, or that if an agreement is reached, that the transactions contemplated by such agreement will be consummated; (ii) that the Company will spin off the Automotive business or that such spin-off will be complete by the end of the fourth quarter 2002;
(iii) that the Company will be successful in reducing the amount of its indebtedness, or that the methods described for debt reduction will be utilized; (iv) as to the amount by which debt will be reduced; (v) that the Company's strategy will deliver any particular level of value to TRW shareholders; (vi) that defense spending will rise and research, development, test and evaluation budgets will increase; (vii) that the commercial aerospace industry will stabilize; (viii) that North American 2002 light vehicle production will increase from 2001 levels; (ix) that 2002 earnings per share estimates will be met or exceeded; (x) with respect to the expected amounts of the Company's operating cash flows in 2002, that such amounts will be utilized to reduce the amount of the Company's indebtedness; (xi) with respect to the amounts that will be realized, if any, by the Company from divestitures; (xii) with respect to the amount of sales, earnings per share or cash flow that will be realized by the Company in 2002; and (xiii) that the Company's costs will decrease in 2002. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.


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